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Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
SOLECTRON CORPORATION:

We consent to the incorporation by reference in the registration statements (Nos. 333-69443, 333-46304, 333-46300, 333-40176, 333-34494, 333-92269,
333-75865, 333-85949, 333-89035, 333-75813, 333-24293, 333-02523, 333-17643,
33-58580, 33-46686, 33-57575, 33-75270 and 33-33461) on Forms S-3, S-4 and S-8
of Solectron Corporation of our report dated September 15, 2000, relating to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended August 31, 2000, and the related financial statement schedule, which report appears in the August 31, 2000, annual report on Form 10-K of Solectron Corporation.



                                                           KPMG LLP


Mountain View, California
November 9, 2000